Exhibit 10.3

iMedicor, Inc.
(VMCI.ob)

FOURTH AMENDED AND RESTATED TERM SHEET
Convertible Bridge Note Offering (the “Bridge Offering”)

April 6, 2016

ISSUER:iMedicor, Inc. (the “Company”)

SECURITIES:	Series A 18% Convertible Promissory Notes (the “Bridge Notes”) with warrants (“Bridge Warrants”).

SIZE OF OFFERING:	Maximum: Up to $10,000,000 best efforts

COUPON:	18% payable at the earlier of Maturity or Conversion.

TERM:	Due and payable December 31, 2016 (“Maturity Date”) unless earlier converted.

CONVERSION RIGHTS:
The Notes are exchangeable for convertible notes (“PIPE Notes”) offered by the Company in the PIPE Financing defined below or (ii) convertible into shares of common stock at any time  at the option of the Bridge Note holder. The Bridge Notes (principal and accrued and unpaid interest) will be convertible at a price equal to $0.45 per share of common stock, subject to adjustment as provided below,  or exchangeable for PIPE Notes as provided herein. In addition, if (i) the Company is current in filing its reports (other than reports required to be filed on Form 8-K) under Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and (ii) the gross combined proceeds of the Bridge Offering and PIPE Financing are at least the Minimum PIPE, as defined herein, then the Bridge Notes will automatically be exchanged for PIPE Notes in the principal amount equal to (A) the sum of (1) the total outstanding principal balance of the Bridge Notes plus (2) all accrued and unpaid interest, multiplied by (B) 111% (“Exchange Ratio”). For the purposes hereof, the PIPE Financing shall mean a private offering of securities consisting of convertible notes and warrants in the minimum amount equal to the greater of (i) $4.0 million or (ii) $1.0 million more than the aggregate principal amount of Bridge Notes sold in the Bridge Note Offering (including the principal of and accrued interest on Bridge Notes exchanged for PIPE Notes) (the “Minimum PIPE”) and a maximum of $2.0 million more than the Minimum PIPE (“Maximum PIPE”) undertaken prior to the Maturity Date of these Notes, (the “PIPE Financing”); If the Company fails to undertake and consummate the PIPE Financing prior to the Maturity Date, the Conversion Price shall be $0.45 per share of common stock (assuming the Company has 10 million shares of common stock issued and  outstanding  on  a  fully  diluted  basis on the date of conversion.  If  the  Company’s  fully  diluted  shares outstanding on the date of conversion is greater or less than 10 million, the Conversion Price shall be adjusted proportionately to equate to a Conversion Price based upon a $4.5 million pre-money valuation on a fully diluted basis on the date of conversion (i.e., a 10% discount to a $5.0 million pre-money valuation on a fully diluted basis on the date of conversion).

COLLATERAL:
Under an Intercreditor Agreement, the Bridge Notes will be secured by a UCC Security Agreement entered into by the Company with Sonoran Pacific Resources LLP, (“Sonoran”), pari passu.with amounts owing to Sonoran.

WARRANTS:
 Investors purchasing the Bridge Notes will receive one Bridge Warrant for every $1.00 in principal amount of Bridge Note purchased in the Bridge Offering.  Each Bridge Warrant will be exercisable until December 31, 2019 to purchase one share of common stock at an exercise price equal to $1.35 per share (the “Exercise Price”), (assuming the Company has 10 million shares of common stock issued and outstanding on a fully diluted basis.  If the Company’s fully diluted shares outstanding on the date of issuance of the Bridge Warrant is greater or less than 10 million, the Exercise Price shall be adjusted proportionately to equate to a Exercise Price based upon a $4.5 million pre-money valuation on a fully diluted basis (i.e., a 10% discount to a $5.0 million pre-money valuation on a fully diluted basis). The Warrants will be callable by the Company if (i) there exists a public trading market for the shares of common stock (ii) there is an effective registration statement registering for resale under the Securities Act of 1933, as amended (“Securities Act”) the shares of common stock issuable upon exercise of the Warrants ( the “Warrant Shares”) and (iii) the closing price of the common stock on a registered exchange with the Securities and Exchange Commission (“SEC”) has equaled at least 150% of the then current Exercise Price of volume for 20 of the preceding 30 trading days and has averaged 50,000 shares per day (for example, if the Exercise Price is $1.35 the warrants are callable if the stock closes above $2.02 for 20 of 30 trading days with average volume in excess of 50,000 shares per day.

USE OF PROCEEDS:	For working capital.

PRICE PROTECTION:
If at any time prior to the PIPE Financing the Company raises in excess of $250,000 at a lower valuation than the existing conversion price, the conversion price will be reduced to match the price of the lower valuation.

RISK FACTORS:
An investment in the Notes involves a high degree of risk, and investors should have the financial ability to sustain the loss of their entire investment.  Such Risk Factors include those included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2014, which are incorporated herein by this reference. In addition, investors should consider the following Risk Factors:

1.
As of the date of this Term Sheet, the Company has not filed, and is delinquent in its filing, of its Annual Report on Form 10-K for the fiscal year ended June 30, 2015, its Quarterly Report on Form 10-Q for the quarter ended September 30, 2015, and its Quarterly Report on Form 10-Q for the quarter ended December 31, 2015. Accordingly, these delinquencies have resulted in there being no available current information regarding the Company, its business, results of operations or its financial condition; and investors will be required to make an investment decision without this material information.

2.
The proceeds of this Offering will be insufficient to meet the Company’s working capital requirements, and there can be no assurance that the PIPE Financing will be completed as currently contemplated.  If the Company fails to obtain additional financing it is likely that it will have to curtail operations and perhaps cease as a going concern.

3.
Should the Company default on the Notes, the collateral securing the Notes will likely be insufficient to enable investors to recover the full amount of their investments through a foreclosure of the Company’s assets.  In such an event, the amount actually recoverable upon such foreclosure is likely to be de minimus.

4.
Under the Intercreditor Agreement, all investors are agreeing to act in concert in accordance with the determination of creditors holding a majority of the outstanding principal amount secured by the UCC Security Agreement.  Even assuming the sale of the Maximum $10.0 million in Notes, Sonoran Pacific Resources, LLC and its affiliates hold approximately of $5.0 in unpaid secured debt and could control the exercise of creditor rights regardless of the wishes of the investors in this Offering.  Furthermore,  Jerry D. Smith, the principal of Sonoran Pacific Resources, LLC, has been appointed Agent for the noteholders and may not be removed without his consent.

Information Incorporated by Reference

The Company files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission").  You may read and copy any document we file at the Commission's Public Reference Rooms in Washington, D.C.  Please call the Commission at 1-800-SEC-0330 for further information on the Public Reference Rooms.  You can also obtain copies of our Commission filings by going to the Commission's website at http://www.sec.gov.

The Commission allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be part of this Memorandum, and later information that we file with the Commission will automatically update and supersede this information.  We incorporate by reference the documents listed below and any future filings we make with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

(a)	The Company's Annual Report on Form 10-K for the year ended June 30, 2014, as filed with the Commission on December 9, 2015;

(b)
All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, shall be deemed to be incorporated by reference herein and to be a part of this Memorandum from the date of the filing of such reports and documents.

You may request a copy of these filings at no charge by a written or oral request to Robert McDermott, President, iMedicor, Inc., 13506 Summerport Parkway, Suite 160, Windermere, FL  34786; tel:  407-505-8934.  In addition, you can obtain these filings electronically at the Commission's worldwide website at http://www.sec.gov/edgarhp/htm.